U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2011

                      Dale Jarrett Racing Adventure, Inc.
           (Exact name of registrant as specified in its charter)

         Florida                  333-39942                59-356984
 (State or jurisdiction of       (Commission         (I.R.S. Employer
incorporation or organization)   File Number)       Identification No.)

                           1313 10th Avenue Lane SE
                             Hickory, NC                   28602
               (Address of principal executive offices) (Zip Code)

                   Registrant's telephone number: 828-267-5996

             ------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c



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Item 5.01 Compensatory Arrangements of Certain Officers

On July 11, 2011, the registrant entered into an amended and restated employment agreement with Timothy B. Shannon. Mr. Shannon and the registrant had previously entered into an employment agreement dated November 6, 2008. Pursuant to the amended and restated employment agreement, Timothy B. Shannon shall continue to serve as president, chief executive officer and chief financial officer of the registrant. The term of the agreement shall be for five years, commencing on July 1, 2011 and expiring on June 30, 2016. Mr. Shannon shall receive a salary equal to $150,000 per year. Mr. Shannon shall receive cost of living increases, if any, performance bonus' as determined by the board of directors and certain fringe benefits.

The agreement shall automatically terminate upon the death of Mr.
Shannon, may be terminated at any time by the registrant with Cause. Mr. Shannon may terminate the agreement at any time, with or without good reason.


Item 9.01 Financial Statements and Exhibits

Exhibit 10.1   Amended and Restated Employment Agreement dated July 11,
2011



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                              SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dale Jarrett Racing Adventure, Inc.

DATED: August 30, 2011

/s/Timothy B. Shannon
--------------------------------
President, Chief Executive Officer